UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2010

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.05                                            Costs Associated with Exit or Disposal Activities

On May 11, 2010, the Board of Directors of Helicos BioSciences Corporation (“Helicos” or the “Company”) approved a reduction in headcount and restructuring plan (the “Restructuring Plan”) which involves the consolidation and reorganization of its operations in order to reduce operating costs.  The Restructuring Plan has resulted in the elimination of approximately 40 positions during the current fiscal quarter.  Employees directly affected by the Restructuring Plan were notified on May 13, 2010, and have been provided with severance arrangements including outplacement assistance.  These actions were approved as part of the Company’s previously announced efforts to consider alternatives to its existing long-term strategic focus, including a repositioning of the Company in the genetic analysis markets.  On May 17, 2010, the Company issued a press release in connection with the Restructuring Plan.  A copy of that release is furnished as Exhibit 99.1 to this report.

The Company estimates that the total restructuring expenses to be incurred in connection with the Restructuring Plan, including employee related costs and other restructuring costs, will be in the range of $550,000 to $650,000.  Of this total, the Company estimates that $550,000 relates to employee severance benefits.  The Company expects that these restructuring payments will be reflected in its financial results beginning in the second fiscal quarter 2010 and continuing through the first fiscal quarter 2011. Cash outlays incurred in connection with these restructuring activities are estimated to be in the range of $550,000 to $650,000.  The annual savings are estimated to be approximately $6.8 million as a result of the Restructuring Plan.

Except with respect to employee severance benefit costs described in this report, as of the date of this Form 8-K, the Company is unable in good faith to make a more precise determination or estimate of other costs expected to be incurred in connection with the restructuring for each other major type of cost associated with the restructuring.  The range of other costs and charges the Company expects to incur in connection with this restructuring is subject to a number of assumptions.  The Company is currently preparing its analysis of the restructuring costs associated with the Restructuring Plan that are not related to the employee severance benefits, and expects to complete its analysis before the end of the current fiscal quarter.  Accordingly, as permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report under Item 2.05 within four business days after the Company’s definitive determination of such estimates or range of estimates.

Item 5.02.                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2010, in connection with the Company’s Restructuring Plan, the Board of Directors of the Company terminated the Corporate Officer Severance Plan (the “Severance Plan”) which was implemented on December 11, 2008.  The Severance Plan was attached to the Company’s Form 8-K as filed with the Securities and Exchange Commission on December 17, 2008.

As part of the Company’s Restructuring Plan, J. William Efcavitch, Ph.D., the Company’s Senior Vice President and Chief Technology Officer, has transitioned into an advisory role as Senior Advisor to the CEO beginning on May 13, 2010.  Pursuant to this arrangement, Dr. Efcavitch is expected to continue his employment with the Company on a full time basis until June 30, 2010 but will no longer serve as an executive officer of the Company.  The Company and Dr. Efcavitch are finalizing the terms of his transition and severance arrangements, which will be disclosed in a report on Form 8-K once agreed upon.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. Except as expressly provided herein or as otherwise required by law, Helicos undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with Helicos’ business, please refer to the “Risk Factors” section of Helicos’ SEC filings, including, but not limited to, its annual report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Ronald A. Lowy
Date: May 17, 2010	Name: Ronald A. Lowy
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 17, 2010